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                                                                    Exhibit 4.11

AMENDMENT dated as of June 30, 2000 to the Credit Agreement (the "Credit Agreement") dated as of December 20, 1999, among INDEPENDENT WIRELESS ONE CORPORATION, a Delaware corporation (the "Borrower"), the several lenders from time to time parties thereto (the "Lenders"), CHASE SECURITIES INC. ("CIS") as Book Manager and Lead Arranger (in such capacities, the "Book Manager" and "Lead Arranger"), FIRST UNION NATIONAL BANK ("First Union"), and BNP Paribas ("Paribas") as Senior Managing Agents (First Union and Paribas, collectively, in such capacities, the "Senior Managing Agents"), UBS AG, Stamford Branch ("UBS") as Documentation Agent (in such capacity, the "Documentation Agent") and THE CHASE MANHATTAN BANK, a New York banking corporation, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). WHEREAS, the Borrower (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in the Credit Agreement) has requested that the Lenders approve amendments to certain provisions of the Credit Agreement;

WHEREAS, the undersigned Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendments to the Credit Agreement;

NOW, THEREFORE, in consideration of these premises, the Borrower and the undersigned Lenders hereby agree as follows:

SECTION 1. Amendments. Effective as of the Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

(a) The definition of "Revolving Credit Commitment Period" in Section 1.1 is hereby amended by inserting the following sentence at the end of such definition:

"Notwithstanding the foregoing, an aggregate of $20,000,000 of the Revolving Credit Commitments shall be available during the period from and including the first date to occur on which at least $30,000,000 in aggregate principal amount of Tranche A Term Loans are outstanding to but excluding the Revolving Credit Termination Date."

(b) The definition of "Tranche A Commitment Period" in Section 1.1 is hereby amended by inserting the following sentence at the end of such definition:

"Notwithstanding the foregoing, an aggregate of $30,000,000 of the Tranche A Term Loan Commitments shall be available during the period from and including June 30, 2000 to but excluding the earlier of (x) the second anniversary of the Effective Date and (y) the date of the termination of Tranche A Commitments as provided herein."

(c) The definition of "Total Debt" in Section 1.1 is hereby amended and restated in its entirety as follows:

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"Total Debt": at any time, the sum of (a) all Consolidated Indebtedness of
Holdings, the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP plus (b) the aggregate amount of the undrawn commitments of the lenders under the Subordinated Facility at such time (provided that no default or event of default exists under the Subordinated Facility at such time).

(d) The table set forth in Section 8.7 is hereby amended by (i) deleting the figure "35,000,000" opposite the fiscal year 2000 and inserting in lieu thereof the figure "$65,000,000" and (ii) deleting the figure "95,000,000" opposite the fiscal year 2001 and inserting in lieu thereof the figure "85,000,000".

(e) Section 9(l) is hereby amended by deleting the reference therein to "June 30, 2000" and inserting in lieu thereof a reference to "December 30, 2000".

SECTION 2. Representations and Warranties. The Borrower represents and warrants to each of the Lenders that, after giving effect to the amendments contemplated hereby, (a) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of the earlier date) and (b) no Default has occurred and is continuing.

SECTION 3. Effectiveness. (a) This Amendment shall become effective as of the date (the "Amendment Effective Date") when the Administrative Agent (or its counsel) shall have received copies hereof that, when taken together, bear the signatures of the Borrower and the Required Lenders.

SECTION 4. Amendment Fee. The Borrower agrees to pay to each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) on or prior to June 30, 2000 an amendment fee in an amount equal to 0.25% of such Lender's aggregate unused Revolving Credit Commitments and Term Loan Commitments, outstanding Loans and L/C Participating Interests, in each case as of the Amendment Effective Date; provided that the Borrower shall have no liability for any such amendment fee if this Amendment does not become effective. Such amendment fee shall be payable to each Lender entitled to receive such fee on the later of (i) the Amendment Effective Date and (ii) June 30, 2000.

SECTION 5. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6. No Other Amendments. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all

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respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

SECTION 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the Borrower and the undersigned Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                            INDEPENDENT WIRELESS ONE
                                  CORPORATION,

                                       by:
                                       Name:
                                       Title:

                     THE CHASE MANHATTAN BANK, as Lender and
                              Administrative Agent,

                                       by:
                                       Name:
                                       Title:

                            UBS AG, STAMFORD BRANCH,

                                       by:
                                       Name:
                                       Title:

                           FIRST UNION NATIONAL BANK,

                                       by:
                                       Name:
                                       Title:

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                                  BNP PARIBAS,

                                       by:
                                       Name:
                                       Title:

                                       by:
                                       Name:
                                       Title:

                           DLJ CAPITAL FUNDING, INC.,

                                       by:
                                       Name:
                                       Title:

                      WESTDEUTSCHE LANDESBANK GIROZENTRALE,

                                       by:
                                       Name:
                                       Title:

                                       by:
                                       Name:
                                       Title:

                     BNK OF TOKYO-MITSUBISHI TRUST COMPANY,

                                       by:
                                       Name:
                                       Title:

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                            THE BANK OF NOVA SCOTIA,

                                       by:
                                       Name:
                                       Title:

                       THE CIT GROUP/EQUIPMENT FINANCING,

                                       by:
                                       Name:
                                       Title:

                             IBM CREDIT CORPORATION,

                                       by:
                                       Name:
                                       Title:

                            PILGRIM PRIME RATE TRUST,

                                       by:
                                       Name:
                                       Title:

                           MEES PIERSON CAPITAL CORP.,

                                       by:
                                       Name:
                                       Title:

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                                 KZH ING-1 LLC,

                                       by:
                                       Name:
                                       Title:

                                 KZH ING-2 LLC,

                                       by:
                                       Name:
                                       Title:

                                 KZH ING-3 LLC,

                                       by:
                                       Name:
                                       Title:

               ING CAPITAL SENIOR SECURED HIGH INCOME FUND, L.P.,

                          by ING CAPITAL ADVISORS LLC,
                             as investment advisor,

                                       by:
                                       Name:
                                       Title:

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